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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (date of earliest event reported):  October 27, 2003

                             LAKELAND BANCORP, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

      New Jersey                     33-27312                22-2953275
      ----------                     --------                ----------
   (State or other                 (Commission             (IRS Employer
   jurisdiction of                 File Number)            Identification
    incorporation)                   Number)


250 Oak Ridge Road, Oak Ridge, New Jersey                               07438
-----------------------------------------                               ------
(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number,
including area code:  (973) 697-2000
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Item 5.  Other Events and Regulation FD Disclosure
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         On October 27, 2003, Lakeland Bancorp, Inc.'s wholly owned subsidiary,
Lakeland Bank ("Lakeland"), and American Motorists Insurance Company and its affiliated companies (collectively, "AMICO"), finalized a Settlement Agreement pertaining to certain pending litigation. As has been previously disclosed, the litigation concerns various leases that Lakeland purchased from Commercial Money Center, Inc. ("CMC"), which has filed for bankruptcy protection, and the surety bonds issued by AMICO and two other surety companies to guarantee the income stream of those leases.

         Pursuant to the Settlement Agreement, Lakeland received $2.2 million from AMICO in full settlement of all claims which Lakeland has against AMICO under the bonds issued by AMICO to guarantee the income stream on certain of the leases that Lakeland purchased from CMC. In addition, Lakeland will retain all payments previously made by AMICO under AMICO's "reservation of rights," and AMICO has released and waived any rights it may have to seek recoupment of such payments from Lakeland. Lakeland and AMICO have each released the other from any and all claims either party may have had against the other pertaining to the surety bonds issued by AMICO in connection with those leases purchased by Lakeland from CMC on which the income stream was guaranteed by the AMICO bonds.

         One factor Lakeland considered in deciding to enter into the Settlement Agreement is the financial condition of the members of Kemper Insurance Companies, which includes AMICO. A.M. Best's rating of Kemper Insurance Companies, which was A at the time Lakeland purchased the surety bonds on the lease pools in September 2001, was downgraded to B+ in December 2002 and to D in June 2003.

         In the third quarter of 2003, Lakeland wrote down the carrying value of the leases purchased by Lakeland from CMC on which the income stream was guaranteed by the AMICO bonds to the anticipated amount of the settlement. Thus, for financial statement purposes, the collection of the settlement amount will not result in any further charge to Lakeland's allowance for loan and lease losses. The settlement will also have the effect of reducing Lakeland's non performing loans by $1.9 million.

         The Settlement Agreement between Lakeland and AMICO does not affect the pending litigation between Lakeland and the other two surety companies. Lakeland continues to believe that it has substantial and meritorious positions and claims and is continuing to pursue all rights and remedies against the remaining two surety companies.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        LAKELAND BANCORP, INC.


                                        By: /s/ Roger Bosma
                                           -------------------------------------
                                           Roger Bosma
                                           President and Chief Executive Officer



Dated:  October 28, 2003


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